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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-53374) of Evergreen Solar, Inc. of our report dated January 22, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Boston, Massachusetts
March 28, 2002